AMENDMENT TO
                          SUB-ADMINISTRATION AGREEMENT


         This Amendment dated as of November 30, 1999, is entered into by UNDISCOVERED MANAGERS, LLC (the "Company") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group").

         WHEREAS, the Company and Investor Services Group have entered into a Sub-Administration Agreement dated as of December 29, 1997 (as amended or supplemented, the "Agreement"); and

         WHEREAS, the Company and Investor Services Group wish to amend the Agreement to revise the description of services to be provided by Investor Services Group to the Company and related matters;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

         I.       The following is hereby added to Schedule B of the Agreement:

                             Sales Support Services

               Salesliterature review and recommendations for compliance with NASD and SEC rules and regulations

               Preparation of training materials for use by personnel of the Company or the Adviser

               Preparation of ongoing compliance updates

               Coordination of registration of the Fund with National Securities Clearing Corp. ("NSCC") and filing required Fund/SERV reports with NSCC

               Provision  of advice and counsel to the Company  with  respect to
               regulatory   matters,   including   monitoring   regulatory   and
               legislative developments that may affect the Company

               Assistance in the preparation of quarterly board materials with regard to sales and other distribution related data reasonably requested by the board

         II. This Amendment shall become effective immediately upon the consummation of the acquisition of Investor Services Group by a subsidiary of PNC Bank Corp., which the parties anticipate to occur on or about December 1, 1999.

         III. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.

                                                   UNDISCOVERED MANAGERS, LLC



                                                     By: /s/ Mark P. Hurley
                                                         President and CEO


                                                   FIRST DATA INVESTOR SERVICES
                                                   GROUP, INC.



                                                     By: /s/ James L. Fox
                                                         President